Exhibit 99.1

ESSA Pharma Appoints Lauren Merendino to its Board of Directors

South San Francisco, California and Vancouver, Canada, June 6, 2023 - ESSA Pharma Inc. ("ESSA", or the "Company") (NASDAQ: EPIX), a clinical-stage pharmaceutical company focused on developing novel therapies for the treatment of prostate cancer, today announced the appointment of Lauren Merendino, M.B.A., to its Board of Directors. Ms. Merendino is a leading biopharmaceutical executive who brings over 25 years of commercial experience spanning 20+ disease states, including 15 years of leadership for oncology-specific portfolios.

“Lauren’s cross-functional expertise in guiding products through all stages of commercial development adds a valuable perspective that complements the skillset of our Board of Directors,” stated Richard M. Glickman, L.L.D. (Hon), Chairman of ESSA's Board of Directors. “We warmly welcome her to the team and are confident that Lauren’s proven market acumen will support ESSA’s pipeline advancement and collaborations.”

“ESSA’s unique program of first-in-class anitens targeting the N-terminal domain of the androgen receptor brings important innovation to the prostate cancer clinical landscape,” said Ms. Merendino. “I am delighted to be appointed to ESSA’s Board of Directors and look forward to leveraging my commercial knowledge and experience in oncological programs to ensure that ESSA’s therapies can be delivered to the patient populations who can benefit the most.”

Ms. Merendino recently joined Day One Biopharmaceuticals as Chief Commercial Officer, prior to which she was Chief Commercial Officer at Myovant Sciences. In that role, she led the Commercial organization including sales, marketing, market access and analytics, to drive the successful launches of two products across three indications within two years’ time. Previously, Ms. Merendino served as the Vice President of Neurological Rare Diseases at Genentech, Inc., where she was led a cross-functional team to launch products in the neurological rare disease therapeutic area and collaboration efforts across marketing, medical affairs and government affairs. Ms. Merendino also held positions of increasing authority at Genentech in commercial organization across sales, marketing and strategy, with a focus in oncology. Throughout her career, she has built broad experience in national sales, marketing, as well as commercial strategies for molecules in early development and business development deals. She earned her B.S. degree in Microbiology from Pennsylvania State University and her M.B.A. in Marketing and Management from New York University.

About ESSA Pharma Inc.

ESSA is a clinical-stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of patients with prostate cancer. For more information, please visit www.essapharma.com and follow us on Twitter under @ESSAPharma.

Forward-Looking Statement Disclaimer

This release contains certain information which, as presented, constitutes "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and/or applicable Canadian securities laws. Forward-looking information involves statements that relate to future events and often addresses expected future business and financial performance, containing words such as "anticipate", "believe", "plan", "estimate", "expect", and "intend", statements that an action or event "may", "might", "could", "should", or "will" be taken or occur, or other similar expressions and includes, but is not limited to, statements regarding the Company’s plans to leverage Ms. Merendino’s expertise, plans to further ESSA’s pipeline and the Company’s development program.

Forward-looking statements and information are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of ESSA to control or predict, and which may cause ESSA’s actual results, performance or achievements to be materially different from those expressed or implied thereby. Such statements reflect ESSA’s current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by ESSA as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. In making forward looking statements, ESSA may make various material assumptions, including but not limited to (i) the accuracy of ESSA’s financial projections; (ii) obtaining positive results of clinical trials; (iii) obtaining necessary regulatory approvals; and (iv) general business, market and economic conditions.

Forward-looking information is developed based on assumptions about such risks, uncertainties and other factors set out herein and in ESSA’s Quarterly Report on Form 10-Q dated May 9, 2023 under the heading “Risk Factors”, a copy of which is available on ESSA’s profile on EDGAR at www.sec.gov and on the SEDAR website at www.sedar.com, and as otherwise disclosed from time to time on ESSA’s EDGAR and SEDAR profiles. Forward-looking statements are made based on management's beliefs, estimates and opinions on the date that statements are made and ESSA undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable United States and Canadian securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.

Company Contact David Wood, Chief Financial Officer ESSA Pharma Inc. Contact: (778) 331-0962 Email: dwood@essapharma.com	Investor Relations Contact: Xuan Yang Solebury Strategic Communications Contact: (646) 378-2975 Email: xyang@soleburystrat.com

Media Contact: Zara Lockshin Solebury Strategic Communications Contact: (646) 378-2960 Email: zlockshin@soleburystrat.com